Exhibit 32.2
Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Financial Officer of Colonial Properties Trust, the general partner of Colonial Realty Limited Partnership, hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10-Q of Colonial Realty Limited Partnership for the period ended June 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Colonial Realty Limited Partnership.
/s/ Weston M. Andress
     Weston M. Andress
     Chief Financial and Investment Officer
     August 9, 2005